Exhibit 5.1

The Atlantic Building
950 F Street, NW
Washington, DC 20004-1404

202-239-3300 | Fax: 202-239-3333

September 4, 2020

Pingtan Marine Enterprise Ltd.

18-19/F, Zhongshan Building A

No. 154 Hudong Road

Fuzhou, China 350001

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Pingtan Marine Enterprise Ltd., a Cayman Islands corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). This opinion letter is being furnished pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the proposed offer and sale from time to time pursuant to Rule 415 under the Securities Act of the following securities (each a “Company Security” and collectively, the “Company Securities”):

1. Ordinary shares, par value $0.001 per share, of the Company (the “Ordinary Shares”);

2. Preferred shares, par value $0.001 per share, of the Company, in one or more series or classes (the “Preferred Shares”);

3. secured or unsecured debt securities, in one or more series, which may be either senior debt securities, senior subordinated debt securities or subordinated debt securities (the “Debt Securities”);

4. warrants to purchase Ordinary Shares, Preferred Shares or Debt Securities (the “Warrants”); and

5. units representing Ordinary Shares, Preferred Shares, Debt Securities, Warrants, or any combination(s) thereof (each a “Unit” and collectively the “Units”), which may be issued under unit agreements (each a “Unit Agreement”) by and between the Company and a bank or trust company as unit agent.

Alston & Bird LLP	www.alston.com

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Pingtan Marine Enterprise Ltd.

September 4, 2020

The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus contained in the Registration Statement (each a “Prospectus Supplement”). Each series of Debt Securities is to be issued pursuant to an indenture, as amended or supplemented from time to time, between the Company and a trustee to be appointed by the Company, with such indenture to be substantially in the form filed as an exhibit to the Registration Statement or as an exhibit to a document subsequently filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated into the Registration Statement by reference. Each Warrant will be issued pursuant to a warrant agreement with such Warrant Agreement to be substantially in the form filed as an exhibit to the Registration Statement or as an exhibit to a document subsequently filed under the Exchange Act, and incorporated into the Registration Statement by reference (the “Warrant Agreement”). Each Unit will be issued pursuant to Unit Agreement to be substantially in the form filed as an exhibit to the Registration Statement or as an exhibit to a document subsequently filed under the Exchange Act, and incorporated into the Registration Statement by reference.

In rendering the opinions set forth below, we have examined the Registration Statement, the prospectus, and corporate resolutions and other actions of the Board of Directors of the Company or a duly authorized committee thereof (the “Board of Directors”). In such examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons who execute any documents, the authenticity of all documents submitted to us as original documents, the conformity to original documents of those documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies and the proper issuance and accuracy of certificates of public officials and officers and agents of the Company. Except to the extent expressly set forth herein, we have made no independent investigation with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

We have assumed with your permission that (i) the Registration Statement (including any post-effective amendment) shall have become effective under the Securities Act and that the Company Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (ii) the Company at the time of sale of any Debt Securities, Warrants or Units by it will be duly organized, validly existing and in good standing under the laws of its jurisdiction, with the corporate power and authority to issue such Debt Securities, Warrants or Units and to enter into all requisite agreements in connection therewith; (iii) all Debt Securities, Warrants and Units issuable by the Company, including all Debt Securities, Warrants and Units issuable upon exercise, settlement, exchange or conversion of any other Debt Securities, Warrants or Units being offered, will have been duly authorized, established and reserved for issuance (as appropriate); and (iv) an indenture with respect to any Debt Securities offered and a purchase, underwriting or similar agreement with respect thereto will have been duly authorized and validly executed and delivered by the Company and the other parties thereto. Further, to the extent that the obligations of the Company under any indenture may depend upon such matters, we have assumed with your permission that at the time of execution thereof; (v) the trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (vi) the trustee will have the requisite organizational and legal power and authority to perform its obligations under the indenture; (vii) the indenture will have been duly authorized, executed and delivered by the Company and by the trustee and will constitute the valid and binding obligation of the trustee, enforceable against the trustee in accordance with its terms; and (viii) the trustee will be in compliance, with respect to acting as a trustee under the indenture, with all applicable laws and regulations.

Pingtan Marine Enterprise Ltd.

September 4, 2020

We have also assumed (i) that the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and such effectiveness shall not have been terminated, suspended or rescinded; and (ii) that the Prospectus and any and all Prospectus Supplement(s) required by applicable laws and any and all free-writing prospectus(es) related to the offer and sale of the Company Securities have been delivered and filed as required by such laws.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinions expressly stated in numbered paragraphs 1, 2 and 3 below. We note specifically that the Debt Securities, Warrants and Units may be issued from time to time on a delayed or continuous basis, and our opinions expressed herein are limited to the applicable laws, including the related rules and regulations, in effect on the date hereof. We undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

1. When, as and if (a) the terms of the Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors, (b) the Indenture has been duly executed and delivered by the Company and the Trustee, (c) the terms of the Debt Securities have been duly established in accordance with the Indenture and (d) the Debt Securities have been duly executed and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the Indenture and any underwriting agreement or Warrant or Warrant Agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. When, as and if (a) the terms, and the execution and delivery, of the Warrants and any Warrant Agreement and the terms of the issuance and sale of the Warrants and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (b) the Warrant Agreement has been duly executed and delivered by the Company and a warrant agent that has been duly appointed by the Company, (c) the terms of the Warrants have been established in accordance with the applicable Warrant Agreement and (d) the Warrants or certificates representing the Warrants have been duly executed, authenticated, if required, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Warrant Agreement and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Pingtan Marine Enterprise Ltd.

September 4, 2020

3. When, as and if (a) the terms, and the execution and delivery, of the Units and any Unit Agreement and the terms of the issuance and sale of the Units and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (b) the Unit Agreement has been duly executed and delivered by the Company and a unit agent that has been duly appointed by the Company, (c) the terms of the Units have been established in accordance with the applicable Unit Agreement and (d) the Units or certificates representing the Units have been duly executed, authenticated, if required, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Unit Agreement and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth above are limited to the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws. We express no opinion as to any provision of the Debt Securities that relates to the subject matter jurisdiction of federal courts of the United States of America or a waiver of an inconvenient forum. We do not express any opinion herein concerning any other laws. This opinion letter is limited to the laws of the United States of America and, to the limited extent set forth above, the State of New York and the facts as they currently exist. We assume no obligation to revise or supplement this opinion letter in the event of future changes in such laws or the interpretations thereof or such facts. We express no opinion regarding the Securities Act or any other federal or state laws or regulations. In addition, we have assumed that any samples of documents submitted to us will be executed without any alterations made thereto.

The opinions set forth in paragraphs 1, 2 and 3 above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law. We express no opinion regarding the effectiveness of (A) any waiver of stay, extension or usury laws or of unknown future rights or (B) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.

No opinion may be implied or inferred beyond the opinions expressly stated in the numbered paragraphs above. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

[Signature page follows]

ALSTON & BIRD LLP

/s/ Alston & Bird LLP
Alston & Bird LLP